Exhibit 10.1

                       FIRST AMENDMENT TO VOTING AGREEMENT
                           REGARDING SIMIONE DIRECTORS


     This First Amendment to Voting Agreement Regarding Simione Directors is made and entered into as of the 12th day of July, 2000 by and among SIMIONE
CENTRAL HOLDINGS, INC., a Delaware corporation ("Simione"), MESTEK, INC., a Pennsylvania corporation ("Mestek"), JOHN E. REED, STEWART B. REED and E. HERBERT BURK (collectively, the "Mestek Major Stockholders"), DANIEL J. MITCHELL, individually and as Representative of the former stockholders of CareCentric Solutions, Inc. ("Mitchell") and JESSE I. TREU ("Treu").

                                   WITNESSETH:

     WHEREAS, Simione, Mestek, the Mestek Major Stockholders and MCS, Inc., a Pennsylvania corporation ("MCS"), were parties to that certain Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 (the "MCS Merger Agreement") pursuant to which MCS merged with and into Simione on March 7, 2000 (the "Closing Date");

     WHEREAS, pursuant to Section 2.5(c) of the MCS Merger Agreement, Simione agreed for a period of 18 months after the Closing Date to use its best efforts to cause six designees of the Mestek Major Stockholders to be named as nominees for election to the Simione Board of Directors in each proxy statement of Simione relating to an annual or a special meeting of stockholders at which directors will be elected;

     WHEREAS, the parties to this Agreement desire to amend the voting rights provisions of Section 2.5(c) of the MCS Merger Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the MCS Merger Agreement.

     2. Notwithstanding any provision in Section 2.5(c) of the MCS Merger Agreement, for a period of eighteen (18) months after the Closing Date, Simione shall submit for approval by its stockholders in any proxy statement of Simione relating to an annual or special meeting of stockholders at which directors will be elected a proposal to elect seven (7) directors to its Board of Directors, three (3) of whom shall be designees of the Mestek Major Stockholders (each, a "Mestek Designee," which term shall include any successor designee, or any replacement designee selected by the remaining Mestek Designees), one (1) of whom shall be a designee of CareCentric, one (1) of whom shall be the chief executive officer of Simione, and two (2) of whom shall be designated solely by the Simione Board of Directors. During such eighteen (18) month period, (a)

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Simione will use its best efforts to cause the Mestek Designees, the CareCentric designee and Simione's chief executive officer to be named as nominees for election to the Simione Board in each proxy statement of Simione relating to an annual or a special meeting of stockholders at which directors will be elected, and (b) the Mestek Major Stockholders will vote their shares of Simione stock in favor of all nominees selected in accordance with the provisions hereof and recommended by the Simione Board of Directors in any such proxy statement.

     3. Treu shall be the initial designee of CareCentric.

     4. Except as amended hereby, the remaining provisions set forth in Section 2.5(c) of the Mestek Merger Agreement relating to a possible Disqualification of a Mestek Designee shall remain in full force and effect.

     5. Treu and Mitchell acknowledge and agree that the execution and delivery of this First Amendment, in providing for only one CareCentric designee to the Simione Board of Directors, does not constitute a breach by Simione of Section 2.5(d) of the Agreement and Plan of Merger dated as of July 12, 1999 by and among Simione, CareCentric and Simione Acquisition Corporation.

     6. This First Amendment to Voting Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.



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     IN WITNESS WHEREOF,  the parties hereto have executed this First Amendment, or caused it to be executed by its duly authorized officers, as of the date and year first written above.

MESTEK:                            SIMIONE:

MESTEK, INC.                       SIMIONE CENTRAL HOLDINGS, INC.

By:  /s/ Jack E. Nelson            By:    /s/ R. Bruce Dewey
    --------------------------          -------------------------------
        Jack E. Nelson
Title:  VP Human Resources         Title:  President and CEO
       -----------------------           ------------------------------

                                      /s/ John E. Reed
                                   ------------------------------------
                                   John E. Reed

                                      /s/ Stewart B. Reed
                                   ------------------------------------
                                   Stewart B. Reed

                                      /s/ John E. Reed
                                   ------------------------------------
                                   E. Herbert Burk

                                      /s/
                                   ------------------------------------
                                   Daniel J. Mitchell, individually
                                   and in his capacity as Representative
                                   of  the former  shareholders  of
                                   CareCentric   Solutions, Inc.

                                      /s/ Jesse I. Treu
                                   -----------------------------------
                                   Jesse I. Treu



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